                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 GAINSCO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 9, 1999

TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of GAINSCO, INC. ("Meeting") will be held in the Pecos II Room at the Renaissance Worthington Hotel, 200 Main Street, Fort Worth, Texas, on December 9, 1999, at 9:00 a.m. (C.S.T.) for the following purposes:

     1. To elect a Board of Directors consisting of nine persons.

     2. To approve the appointment of KPMG LLP as independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only shareholders of record as of the close of business on October 25, 1999, will be entitled to notice of or to vote at this Meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1998, has been mailed to shareholders of record at the record date.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE EITHER COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY OR VOTE YOUR SHARES BY USING THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE ENCLOSED FORM OF PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS PROVIDED IN THE EVENT YOU CHOOSE TO MAIL YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                         By Order of the Board of Directors


                                         Sam Rosen,
                                         Secretary

Fort Worth, Texas
November 17, 1999

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                                PROXY STATEMENT

                                    For The

                        ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on December 9, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of GAINSCO, INC. (the "Company") for use at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held in the Pecos II Room at the Renaissance Worthington Hotel, 200 Main Street, Fort Worth, Texas, on December 9, 1999, at 9:00 a.m. (C.S.T.) and at any adjournment thereof. This Proxy Statement and the form of proxy were first mailed to security holders on or about November 17, 1999.

     The cost of soliciting proxies is being paid by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of approximately $4,500 plus certain expenses, additional solicitation will be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., Inc., 909 Third Avenue, New York, NY 10022-4799.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares shall be voted in favor of the recommendations of the Board. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the recordholder a proxy issued in your name.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of record as of the close of business on October 25, 1999 (the "Record Date") of shares of the Company's common stock, par value $.10 per share ("Common Stock"), and Series A Convertible Preferred Stock ("Series A Preferred Stock") will be entitled to vote on matters presented at the Meeting.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to come before the Meeting. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible on the Record Date. The Common Stock and the Series A Preferred Stock vote as a single class on all matters expected to come before the Meeting.

     On the Record Date there were outstanding 20,899,888 shares of Common Stock and 31,620 shares of Series A Preferred Stock, which shares of Series A Preferred Stock were convertible into an aggregate of 6,200,000 shares of Common Stock. Together these shares constituted all of the outstanding shares entitled to vote at the meeting (collectively, the "Voting Stock"). References herein to numbers of shares of Voting Stock are references to the combined number of shares of Common Stock outstanding on the Record Date and the number of shares of Common Stock then issuable upon conversion of the Series A Preferred Stock.

     A majority of the shares of Voting Stock outstanding on the Record Date constitutes a quorum. Cumulative voting is not permitted.

     Directors are elected by plurality vote and, therefore, the nine nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. All shares of Voting Stock represented at the Meeting in person or by proxy are counted in determining the presence of a quorum, but only the affirmative vote of the holders of a majority of the shares voting 'FOR" or "AGAINST" any matter other than the election of directors is required for its approval. Abstentions and broker non-votes are not counted and will be treated as shares not entitled to vote.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of October 25, 1999, the number of shares of Common Stock beneficially owned (as defined by the rules of the Securities and Exchange Commission (the "SEC")) by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) Goff Moore Strategic Partners, L.P. ("GMSP"), (iii) each director of the Company, (iv) the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the year ended December 31, 1998, and (v) all of the executive officers of the Company as a group.

                                                                Amount and Nature of Beneficial Ownership/(1)/
                                                                -----------------------------------------

                                                                       Number of              Percent of
Name of Beneficial Owner                                               Shares/(2)/           Voting Stock/(3)/
------------------------                                               ------                ------------
     Goff Moore Strategic Partners, L.P., John C. Goff
       and J. Randall Chappel                                     10,197,600 /(4)/               33.7%
     I.G. Investment Management, Ltd.                              1,924,800 /(5)/                7.1%
     The Millers Mutual Fire Insurance Company                     1,559,900 /(6)/                5.8%
     Dimensional Fund Advisors, Inc.                               1,381,842 /(7)/                5.1%
     Joseph D. Macchia                                             1,361,988 /(8)/                5.0%
     Glenn W. Anderson                                               599,925 /(9)/                2.2%
     Joel C. Puckett                                                 480,021/(10)/                1.8%
     Sam Rosen                                                       226,372/(11)/                 *
     Carolyn E. Ray                                                  128,763/(12)/                 *
     Daniel J. Coots                                                 117,898/(13)/                 *
     John H. Williams                                                 54,162/(14)/                 *
     Harden H. Wiedemann                                              44,185/(15)/                 *
     Richard M. Buxton                                                43,312/(16)/                 *
     J. Landis Graham                                                 31,632/(17)/                 *
     Robert J. McGee                                                  25,200/(18)/                 *

     Directors and executive officers
       as a group (15 persons)                                    11,984,173/(19)/               38.1%

-----------------------
(*) Less than %

(1) Each person named below has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except (a) with respect to shares shown as held for a person's account in the Company's Profit Sharing Plan, the person has sole investment power but no voting power and (b) as otherwise indicated below.

(2) Under applicable SEC rules, a person is deemed the "beneficial owner" of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition of the security, in each case irrespective of the persons' economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within sixty days (x) through the exercise of any option or warrant or (y) through the conversion of another security.

(3) In determining the Percent of Voting Stock owned by a person, (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within sixty days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the sum of (i) the combined number of shares of Common Stock outstanding and those then issuable upon conversion of the Series A Preferred Stock and (ii) any shares of Common Stock which the person has the right to acquire within sixty days upon the exercise of options or warrants. The denominator does not include shares which may be issued upon the exercise of any other options or warrants.

(4) Includes (a) 6,200,000 shares of Common Stock which GMSP may acquire upon conversion of 31,620 shares of the Series A Preferred Stock, (b) 3,100,000 shares of Common Stock issuable upon exercise of presently exercisable warrants to purchase shares of Common Stock, (c) 864,000 shares of Common Stock beneficially owned by GMSP, (d) 25,200 shares of Common Stock that Mr. Goff has the right to acquire within 60 days through exercise of options granted under the 1995 Stock Option Plan, and (e) 8,400 shares of Common Stock that Mr. Chappel has the right to acquire within 60 days through exercise of options granted under the 1995 Stock Option Plan. See "Election of Directors-Certain Transactions" for information regarding GMSP and the relationship of Messrs. Goff and Chappel to GMSP.

(5) Based on information set forth in a Schedule 13G/A, dated November 2, 1999, these shares were reported, as of June 4, 1999, to be beneficially owned by I.G. Investment Management, Ltd., Investors Group Inc., Investors Group Trustco Inc., Investors Group Trust Co. Ltd. and Investors U.S. Opportunities Fund (the "IGIM Reporting Persons"). All of the IGIM Reporting Persons have their principal place of business at One Canada Centre, 447 Portage Avenue, Winnipeg, Manitoba R3C 3B6. All of the IGIM Reporting Persons reported beneficial ownership of these shares with shared voting and dispositive power.

(6) Based on information set forth in a Schedule 13D, dated May 6, 1998, these shares were reported, as of April 27, 1998, to be beneficially owned by The Millers Mutual Fire Insurance Company, 300 Burnett Street, Fort Worth, Texas 76102. The Millers Mutual Fire Insurance Company reported beneficial ownership of these shares with sole voting and dispositive power.

(7) Based on information set forth in a Schedule 13G, dated February 11, 1999, these shares were reported, as of December 31, 1998, to be beneficially owned by Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11/th/ Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. reported beneficial ownership of these shares with sole voting and dispositive power.

(8) Based on information set forth in a Schedule 13D/A, dated September 13, 1999, these shares were reported, as of September 10, 1999, to be beneficially owned by Joseph D. Macchia, 1409 Indian Creek Drive, Fort Worth, Texas 76107-3520. Mr. Macchia reported beneficial ownership of these shares with sole voting and dispositive power.

(9) Includes 579,710 shares of Common Stock that Mr. Anderson has the right to acquire within 60 days through the exercise of options granted pursuant to his Employment Agreement with the Company and 215 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Anderson as beneficiary.

(10) Includes 51,927 shares of Common Stock held by the Joel Puckett Self-Employed Retirement Trust and 176,901 shares of Common Stock that Mr. Puckett has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan.

(11) Includes 3,163 shares of an IRA of Mr. Rosen's wife. Mr. Rosen disclaims beneficial ownership of those shares. Also includes 35,065 shares held for the benefit of Mr. Rosen by the Shannon, Gracey, Ratliff & Miller, L.L.P. Profit Sharing Plan, 3,163 shares of Common Stock held by Mr. Rosen's IRA and 107,264 shares of Common Stock that Mr. Rosen has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan. Mr. Rosen is a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. That firm, or its predecessors, has been general counsel to the Company since 1979. The Company intends to retain that firm as its general counsel during the current fiscal year.

(12) Includes 11,611 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Ms. Ray as beneficiary and 66,412 shares of Common Stock that Ms. Ray has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan.

(13) Includes 40,134 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Coots as beneficiary and 69,243 shares of Common Stock that Mr. Coots has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan.

(14) Includes 33,600 shares of Common Stock that Mr. Williams has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan.

(15) Includes 40,320 shares of Common Stock that Mr. Wiedemann has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan.

(16) Includes 980 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Buxton as beneficiary and 27,332 shares of Common Stock that Mr. Buxton has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan.

(17) Includes 7,367 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Graham as beneficiary and 23,963 shares of Common Stock that Mr. Graham has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan.

(18) Includes 25,200 shares of Common Stock that Mr. McGee has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan.

(19) Includes (a) 60,917 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of executive officers, (b) 1,215,682 shares of Common Stock that directors and executive officers of the Company have the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan and 1995 Stock Option Plan and pursuant to Mr. Anderson's Employment Agreement with the Company, (c) 6,2000,000 shares of Common Stock which GMSP may acquire upon conversion of 31,620 shares of the Series A Preferred Stock, (d) 3,100,000 shares of Common Stock issuable upon exercise of presently exercisable warrants to purchase Common Stock held by GMSP, and (e) 864,000 shares of Common Stock that GMSP has advised the Company are beneficially owned by GMSP, of which Mr. Goff and Mr. Chappel are principals.

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)
Nominees

     The bylaws of the Company provide that the Board of Directors shall consist of nine directors. The Board of Directors has nominated the following nine candidates for election as directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Each candidate is currently serving as a director and is currently serving on the Board committees indicated in the following list.



                                            Director
Name                              Age        Since
----                              ---        -----
Glenn W. Anderson /(1)(2)/         47           1998       Mr. Anderson has served as President and Chief
                                                           Executive Officer of the Company since April 17,
                                                           1998.  Prior to joining Company, Mr. Anderson served
                                                           as Executive Vice President of USF&G Corporation
                                                           and as President of the Commercial Insurance Group of
                                                           United States Fidelity & Guaranty Company, positions
                                                           which he held since 1996.  From 1995 to 1996 he
                                                           served as Executive Vice President, Commercial Lines
                                                           of that company.  Mr. Anderson served from 1993 to
                                                           1995 as Senior Vice President, Commercial Lines
                                                           Middle Market, for USF&G Corporation.  Mr.
                                                           Anderson has been engaged in the property and
                                                           casualty business since 1975.

J. Randall Chappel                 33           1999       Mr. Chappel is a principal of GMSP, and  has been
                                                           associated with Richard E. Rainwater and his affiliated
                                                           companies since 1987.  Mr. Chappel participated in the
                                                           purchase of properties that led to the creation of
                                                           Crescent Real Estate Equities, Inc.(NYSE - CEI), as
                                                           well as other significant Rainwater investments.  Mr.
                                                           Chappel has been active in the formation of G2
                                                           Opportunity Fund and various GMSP investments.  Mr.
                                                           Chappel serves as a director of OpenConnect Systems,
                                                           a Dallas-based technology company.

Daniel J. Coots /(2)/              47           1997       Mr. Coots has served as Senior Vice President and
                                                           Chief Financial Officer of the Company since 1991.
                                                           Mr. Coots has been an Officer of the Company since
                                                           1987 and has been engaged in the property and casualty
                                                           insurance business since 1983.

                                               Director
Name                                   Age      Since
----                                   ---      -----
John C. Goff /(1)(3)/                   43      1997     Mr. Goff is President, Chief Executive Officer and
                                                         Vice Chairman of the Board of Crescent Real Estate
                                                         Equities, Inc. ("Crescent") (NYSE-CEI) and is
                                                         Managing Principal of GMSP.  From 1987 to April
                                                         1994, Mr. Goff served as a senior investment advisor to
                                                         and investor with Richard E. Rainwater.  Beginning in
                                                         1990, Mr. Goff was responsible for the development of
                                                         Mr. Rainwater's real estate business, including the
                                                         initial public offering of Crescent in May 1994.  From
                                                         inception through late 1996 he served as Chief
                                                         Executive Officer of Crescent and since late 1996 he
                                                         has served as Vice Chairman of the Board of Crescent.
                                                         During June 1999, Mr. Goff resumed his role as
                                                         President and Chief Executive Officer of Crescent.  Mr.
                                                         Goff is also President, Chief Executive Officer and
                                                         Vice Chairman of the Board of Crescent Operating,
                                                         Inc., an investment company (NASDAQ - COPI),
                                                         which was spun off from Crescent in 1997, and sits on
                                                         the Boards of Texas Capital Bank and The Staubach
                                                         Company.

Robert J. McGee, Jr. /(2)(3)(4)(5)/     44      1997     Mr. McGee has served since 1992 as Chairman and
                                                         Chief Executive Officer of KBK Capital Corporation,
                                                         a 36-year old commercial finance company.  From
                                                         1989 to 1992 Mr. McGee served as Chairman of the
                                                         Board and Chief Executive Officer of Texas Commerce
                                                         Bank-Tarrant County and Vice Chairman, Texas
                                                         Commerce Bank, N.A.

Joel C. Puckett/(1)(2)(4)(5)/           56      1979     Mr. Puckett has served as Chairman of the Board of
                                                         Directors of the Company since April, 1998.  Mr.
                                                         Puckett is a certified public accountant with offices
                                                         located in Minneapolis, Minnesota.  Mr. Puckett has
                                                         been engaged in the private practice of accounting
                                                         since 1973.

                                               Director
Name                                   Age      Since
----                                   ---      -----
Sam Rosen                               64      1983     Mr. Rosen has served as the Secretary of the Company
                                                         since 1983.  Mr. Rosen is a partner with the law firm of
                                                         Shannon, Gracey, Ratliff & Miller, LLP.  He has been
                                                         a partner in that firm or its predecessor since 1966.  Mr.
                                                         Rosen is a director of Aztec Manufacturing Co. (NYSE - AZZ).
Harden H. Wiedemann/(3)(4)(5)/          45      1989     Mr. Wiedemann has been Chairman and Chief
                                                         Executive Officer of Assurance Medical, Incorporated,
                                                         a company providing independent oversight of drug
                                                         testing, since 1991.
John H. Williams/(1)(2)(3)(4)(5)/       65      1990     Mr. Williams served until his retirement on July 31,
                                                         1997, as a Senior Vice President, Investments, with
                                                         Everen Securities, Inc. and had been a principal of that
                                                         firm or its predecessors since May 1987.  Prior to that
                                                         time, Mr. Williams was associated with Thomson
                                                         McKinnon Securities, Inc. and its predecessors from
                                                         1967.  Mr. Williams is currently managing his personal
                                                         investments, and is a director of Clear Channel
                                                         Communications, Inc. (NYSE - CCU).

_________________________

(1)  Member of the Executive Committee.
(2)  Member of the Investment Committee.
(3)  Member of the Compensation Committee.
(4)  Member of the Audit Committee.
(5)  Member of Nominating Committee.

     All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board of Directors may nominate. No family relationship exists among the directors, executive officers or nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NINE PERSONS NOMINATED BY MANAGEMENT.

Organization of the Board; Meetings

     The Company has an Executive Committee, an Investment Committee, an Audit Committee, and a Compensation Committee. During 1999, the Board established a Nominating Committee of independent directors of the Company. The function of the Executive Committee is to act in an emergency or on routine matters when it is impractical to assemble the entire Board for a meeting. The Executive Committee, during intervals between meetings of the Board, has the authority to exercise all the powers of the full Board other than matters coming specifically within the purview of other committees of the Board and certain extraordinary corporate matters. The Investment Committee's functions include, when applicable, review of the management of the Company's portfolio of investment securities. All portfolio decisions were made at the insurance company subsidiary level in 1998. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing the results of their auditing findings, and monitoring on a periodic basis the internal controls of the Company. The Compensation Committee establishes the compensation of officers of the Company, administers the 1990 Stock Option Plan, the 1995 Stock Option Plan, and the 1998 Long-Term Incentive Plan, prepares recommendations to the Board of Directors on the adoption of stock option plans, and grants stock options.

     During 1998, there were a total of 21 meetings of the Board of Directors. During that year, one of the Company's directors, Robert J. McGee, Jr., was unable to attend certain meetings, and as a result, attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served. During 1998, there was one meeting of the Executive Committee, four meetings of the Audit Committee, and one meeting of the Compensation Committee.

Compensation of Directors

     Each director of the Company who is not a full time employee of the Company receives a quarterly retainer and a meeting fee for each in person meeting, plus expenses incurred in attending meetings of the Board of Directors. In 1998, each director received $2,000 as a quarterly retainer and $2,000 as a meeting fee. Following the 1999 annual meeting of shareholders, the quarterly retainer will increase to $3,000, and will increase to $4,000 per quarter following the 2000 annual meeting of shareholders. Directors who are also full time employees of the Company are not separately compensated for their service as director.

     Mr. Joel C. Puckett was appointed non-executive Chairman of the Board of the Company on April 20, 1998. For his services in this capacity, and in lieu of the fees the other outside directors receive, Mr. Puckett receives a monthly fee equivalent to 25% of the monthly base compensation of the Chief Executive Officer or such greater amount as might result from the application of an hourly formula. In 1998, Mr. Puckett received $109,083 for his service as Chairman of the Board. Mr. Puckett is not an officer or employee of the Company.

     Each current director who is not a full time employee of the Company participated in the 1995 Stock Option Plan on a formula basis. Each such current director was awarded options to purchase a minimum of 42,000 shares, plus 8,400 shares for each year of service in excess of five years, up to a maximum of an additional 42,000 shares of Common Stock, at the market price on the date of grant. One-fifth of those options become exercisable immediately and a like number become exercisable on each anniversary of the grant date, if the optionee continues to be a director on those dates. The 1995 Stock Option Plan was approved by the shareholders on May 10, 1996.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The periodic reporting rules under the Securities Exchange Act of 1934 require that an initial report of beneficial ownership of Common Stock be filed within ten days of the first date on which a person becomes subject to those rules. Due to the scope of Company activity at the time that Mr. Anderson assumed the position of President and Chief Executive Officer, the initial filing was not timely made, but such filing has since been made. Mr. Wiedemann, a director of the Company, failed to file a Form 4 on a timely basis in connection with sales made by him during the months of September, October, and December, 1998. This information was, however, corrected by the timely filing of a Form 5.

Certain Transactions

     Glenn W. Anderson Employment Agreement. On April 17, 1998 Mr. Anderson assumed the position of President and Chief Executive Officer of the Company under an employment agreement (the "Anderson Employment Agreement") negotiated between Mr. Anderson and the outside directors prior to his agreeing to join the Company. The Anderson Employment Agreement provided that Mr. Anderson was to receive an annual base salary of $340,000 (of which $238,436 was accrued and paid in 1998), a guaranteed first year bonus of $260,000 (of which $195,000 was accrued in 1998 and paid in 1999), payment of relocation expenses and various other benefits aggregating $155,397 in 1998, and a non-qualified stock option to purchase 579,710 shares of Common Stock at an exercise price initially fixed at $8.625 per share. The Anderson Employment Agreement provided that, if on any trading day within five business days after the public announcement of the Company's results of operations for the quarter ended June 30, 1998 the last reported sales price for the Common Stock on the New York Stock Exchange was below the initial price, Mr. Anderson's option was to be canceled and replaced with a new option for the same number of shares and with an exercise price equal to the lowest closing price during that five day period. In accordance with those provisions, on July 24, 1998 Mr. Anderson was issued a replacement non-qualified stock option to purchase 579,710 shares of Common Stock for $5.75, subject to typical anti-dilution provisions. The options were fully vested and exercisable upon grant and had a term of five years.

     The Anderson Employment Agreement provided for an initial four year term. On each anniversary of its making, the Anderson Employment Agreement automatically extends for an additional one year period, unless either the Company or Mr. Anderson delivers written notice to the other at least thirty days prior to the anniversary. The Anderson Employment Agreement permits termination of Mr. Anderson for cause with payment of salary accrued to date of termination. If Mr. Anderson's Employment is terminated without cause he will be entitled to an amount equal to thirty-six times 150% of his then currently monthly rate of base salary. The Company also entered into a change in control agreement with Mr. Anderson in substantially the same form as those entered into with other executive officers of the Company. See "Executive Compensation - Change in Control Agreements" below. If Mr. Anderson is terminated without cause, he will be entitled to the greater of (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his change in control agreement.

     Transactions with Goff Moore Strategic Partners, L.P. On October 4, 1999, the Company consummated the sale of shares of Series A Preferred Stock and warrants to purchase Common Stock to GMSP pursuant to a Securities Purchase Agreement ("Purchase Agreement") between the Company and GMSP dated effective June 29, 1999 (the "GMSP Transaction"). At the closing, the Company sold to GMSP for cash consideration of $31,620,000 (i) 31,620 shares of the Series A Preferred Stock, which are convertible into shares of the Common Stock at a conversion price of $5.10 per share (subject to adjustment), currently for a total of 6,200,000 shares of Common Stock, (ii) a five year Warrant (the "Series A Warrant") to purchase an aggregate of 1,550,000 shares of Common Stock at an exercise price of $6.375 per share (subject to adjustment), and (iii) a seven year Warrant (the "Series B Warrant") to purchase an aggregate of 1,550,000 shares of Common Stock at an exercise price of $8.50 per share (subject to adjustment). At the closing, the Company and certain of the Company's subsidiaries entered into Investment Management Agreements with GMSP, pursuant to which GMSP will manage the consolidated investment portfolios of the Company and its insurance company subsidiaries.

     The Series A Preferred Stock issued to GMSP is immediately convertible into, and the Series A Warrant and Series B Warrant are immediately exercisable for, shares of Common Stock at the option of the holder. Assuming the Series A Preferred Stock is fully converted and the Series A Warrant and Series B Warrant are fully exercised on the Record Date, GMSP would own directly and have the power to vote 10,164,000 shares of Common Stock (approximately 33.7% of the then outstanding Common Stock). Each share of Series A Preferred Stock is entitled to vote with the Common Stock as a single class on all matters for which the Common Stock may vote on the basis of one vote per share of Common Stock into which it is convertible. The shares underlying the Series A Warrant and the Series B Warrant are not currently outstanding and do not have voting rights. The Purchase Agreement generally prohibits GMSP, its affiliates, associates, and employees from beneficially owning in the aggregate more than 35% of the fully-diluted Common Stock, other than as a result of repurchases of stock by the Company or pursuant to the acquisition of additional shares of Common Stock pursuant to the Company's 1990 Stock Option Plan, 1995 Stock Option Plan, or 1998 Long-Term Incentive Plan.

     GMSP was formed in February 1998, to serve as the primary investment vehicle for its principals, as well as Richard E. Rainwater and his family who are limited partners. GMSP is principally a long-term investor in companies that it deems to have superior management and attractive growth prospects. The partnership's Managing Principals are John C. Goff, a partner of Mr. Rainwater's for over 12 years, and Darla D. Moore, who is Mr. Rainwater's wife and a former Managing Director of the Chase Manhattan Bank. J. Randall Chappel is a principal of GMSP and has been associated with Mr. Rainwater and his affiliated companies for 12 years. Mr. Goff owns approximately 44.9% of the limited partnership interests of GMSP Operating Partners, L.P., the general partner of GMSP. GMSP Operating Partners, L.P. owns approximately 14.3% of the partnership interests of GMSP. Mr. Goff also owns 50% of the membership interests of GMSP, L.L.C., the general partner of GMSP Operating Partners, L.P. GMSP, L.L.C. owns 1% of the partnership interests and is the general partner of GMSP Operating Partners, L.P.

     The Purchase Agreement provides that GMSP is entitled to designate two directors as long as GMSP and its affiliates, associates and employees maintain ownership of 75% of its current security holdings in the Company or 20% of the fully diluted Common Stock, and one director by maintaining ownership of 50% of its current security holdings or 5% of the fully diluted Common Stock. GMSP has designated Messrs. Goff and Chappel as its representatives on the Board. Any substitute for Messrs. Goff or Chappel must be acceptable to the members of the Board not affiliated with GMSP, its affiliates, associates or employees.

     Pursuant to the Purchase Agreement, the Company and each of its insurance company subsidiaries entered into Investment Management Agreements with GMSP which provide GMSP will manage the investments of the holding and insurance company funds of the type listed under the categories "Investments" on the Company's reports filed with the SEC. Under the Investment Management Agreements, GMSP is to receive investment management fees equal on an annual basis to (i) 30 basis points multiplied by the fair market value with respect to any portion of the portfolio invested in short term debt or investment grade debt obligations at the end of a given calendar month or during a majority of the days in the given calendar month and (ii) 100 basis points multiplied by the fair market value with respect to any portion of the portfolio invested in equity securities or other alternative investments in securities which are not investment grade debt obligations. No fees are payable with respect to the portions of the portfolio held in cash. Accrued fees will be paid monthly, based on the fair value of the investments at the end of each calendar month and subject to a minimum monthly fee of $75,000 in the aggregate under all the Investment Management Agreements.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The individuals named below (the "Named Executives") include the Company's chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ending December 31, 1998. Information is provided for the fiscal years ending on December 31 of the three years shown in the table below.

                           Summary Compensation Table


                                                                                       Long-Term Compensation
                                                                                 ---------------------------------------
                                            Annual Compensation                            Awards              Payouts
                           ---------------------------------------------------   ---------------------------------------

                                                                                                                              All
                                                                    Other        Restricted                                  Other
                                                                   Annual          Stock                         LTIP       Compens
Name and                              Salary          Bonus        Compen-        Award(s)       Options/       Payouts     a-tion
Principal Position         Year         ($)            ($)        sation ($)        ($)           SARs (#)        ($)      ($)/(3)/
------------------         ----    ------------   ------------   -----------     ----------    ------------    ---------   --------
Glenn W. Anderson          1998     238,436/(1)/   195,000/(1)/   155,397/(2)/        -             579,710         -          -
President and Chief        1997        -              -              -                -                -            -          -
Executive Officer          1996        -              -              -                -                -            -          -


Richard M. Buxton          1998     156,000         54,700           -                -              34,164         -          -
Senior Vice President-     1997     149,519         47,366           -                -              54,521/(5)/    -          -
Mergers and                1996        -              -              -                -                   -         -          -
Acquisitions, Investor
Relations

Daniel J. Coots            1998     140,173         36,500            -                -              35,135         -         -
Senior Vice President,     1997     122,400         25,551            -                -                -            -       13,893
Treasurer and Chief        1996     110,475        152,696            -                -              61,895/(5)/    -       20,668
Financial Officer

Carolyn E. Ray             1998     123,361         31,900            -                -              34,192         -         -
Senior Vice President-     1997      98,699         19,848            -                -                -            -       13,843
Underwriting               1996      87,975         77,328            -                -              60,234/(5)/    -       20,668

J. Landis Graham           1998     121,594         31,900            -                -              19,567         -         -
Senior Vice President-     1997      97,910         14,064            -                -                -            -       11,975
Claims                     1996      94,599         63,650            -                -              34,471/(5)/    -       20,668

Joseph D. Macchia/(4)/     1998      95,109            -0-            -                -                   -         -         -
                           1997     220,550        131,514            -                -                   -         -         -
                           1996     210,000        756,891            -                -             133,107/(6)/    -         -

(1) Represents pro rata part accrued in 1998 of $340,000 annual salary and $260,000 first year bonus provided in the Anderson Employment Agreement described above.
(2) Amounts paid principally for relocation expenses under the Anderson Employment Agreement..
(3) Amounts contributed to or accrued for the Named Executive under the Profit Sharing Plan of the Company.
(4) Mr. Macchia resigned as Chairman of the Board, President and Chief Executive Officer of the Company on April 17, 1998.
(5) These options were canceled in connection with the repricing of options in 1998.
(6) These options expired after Mr. Macchia's retirement in 1998.

                    OPTIONS/SAR/GRANTS IN LAST FISCAL YEAR

                                                                                                                Grant Date
                                             Individual Grants (a)                                           Present Value (b)

                            --------------------------------------------------------------------------------------------------

                                   Number of    Percent of Total
                                  Securities      Options/SARs
                                  Underlying       Granted to
                                 Options/SARs     Employees in         Exercise of                           Grant Date Present
Name                              Granted (#)     Fiscal Year        Base Price ($/Sh)    Expiration Date        Value ($/Sh)

Glenn W. Anderson (c)              579,710            71.6               5.75                 04/25/03               3.50

Richard M. Buxton (d)               34,164             4.2               6.03125              12/31/06               4.38

Daniel J. Coots (d)                 35,135             4.3               6.03125              05/10/06               4.38

Carolyn E. Ray (d)                  34,192             4.2               6.03125              05/10/06               4.38

J. Landis Graham (d)                19,567             2.4               6.03125              05/10/06               4.38

     (a) Stock options are awarded at the fair market value of shares of Common Stock at the date of grant.

     (b) Options are valued using a Black-Scholes pricing model. The model assumes historic one-year stock price volatility and dividend yield, a risk-free 5.53% interest rate and a term equal to the remaining term of the respective options (five-year term in the case of Mr. Anderson). No adjustments are made for risk of forfeiture or nontransferability. These values have been calculated in a manner permitted by SEC regulations but the Company disavows the ability of this or any other valuation model to predict or estimate the Company's future stock price or to place a reasonably accurate present value on the options because all models depend on assumptions about the future, which are simply unknown.

     (c) The options granted to Mr. Anderson were pursuant to the Anderson Employment Agreement described above under "Election of Directors - Certain Transactions."

     (d)  See "Report of the Compensation Committee" below.


Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

          The following table summarizes for each of the Named Executives the number of stock options, if any, exercised during the fiscal year ended December 31, 1998, the aggregate dollar value, if any, realized upon exercise, if any, the total number of unexercised stock options held at December 31, 1998, and the aggregate dollar value of the unexercised options held at December 31, 1998. Value realized upon exercise, if any, is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised options at fiscal year-end is the difference between the exercise price of the stock options and the fair market value of the underlying stock at December 31, 1998, the latter of which was $6.125 per share. These values, unlike the amounts, if any, set forth in the column headed "Value Realized," have not been, and may never be, realized. The options have not been, and may not be, exercised. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise. There can be no assurance that the values shown will be realized.

                    AGGREGATED OPTION EXERCISES IN THE LAST
                    --------------------------------------
                     FISCAL YEAR AND FY-END OPTION VALUES
                     ------------------------------------

                               Shares                                                            Value of Unexercised
                             Acquired on        Value            Number of Unexercised               In-The-Money
           Name             Exercise (#)     Realized ($)          Options at FY-End             Options at FY-End ($)
           ----             ------------     ------------          -----------------             ---------------------

                                                              Exercisable   Unexercisable    Exercisable   Unexercisable
                                                              -----------   -------------    -----------   -------------

Glenn W. Anderson                 -               -             579,710           -            $217,391          -
President and Chief
Executive Officer

Richard M. Buxton                 -               -             20,499          13,665           $1,922       $1,281
Senior Vice President-
Mergers and
Acquisitions, Investor
Relations

Daniel J. Coots                   -               -             62,216(1)       14,054           $157,169     $1,318
Senior Vice President,
Treasurer and Chief
Financial Officer

Carolyn E. Ray                    -               -             59,574(2)       13,676           $157,436     $1,282
Senior Vice President-
Underwriting

J. LANDIS GRAHAM                  -               -             11,741          7,826            $1,101       $734
Senior Vice President-
Claims

(1) Options to purchase 37,398 shares are exercisable at approximately $2.14 per share, options to purchase 3,737 shares are exercisable at approximately $4.44 per share and options to purchase 21,081 shares are exercisable at approximately $6.03 per share.

(2) Options to purchase 39,058 shares are exercisable at approximately $2.14 per share and options to purchase 20,516 are exercisable at approximately $6.03 per share.

                        TEN YEAR OPTIONS/SAR REPRICINGS
                        -------------------------------

                                           Number of                                                                  Length of
                                          Securities                                                               Original Option
                                          Underlying      Market Price of                                          Term Remaining
                                         Options/SARs      Stock at Time of   Exercise Price at                      at Date of
                                          Repriced or        Repricing or     Time of Repricing    New Exercise     Repricing or
Name                            Date      Amended (#)        Amendment ($)    or Amendment ($)       Price ($)        Amendment

Glenn W. Anderson            07/24/98     579,710 (A)            5.75                 8.63             5.75             5 yrs
President and Chief
Executive Officer

Richard M. Buxton            07/24/98      34,164 (b)            6.03                 9.63             6.03           8.44 yrs
Senior Vice President-
Mergers and Acquisitions,
Investor Relations

Daniel J. Coots              07/24/98      35,135 (b)            6.03                10.63             6.03           7.75 yrs
Senior Vice President,
Treasurer and Chief
Financial Officer

Carolyn E. Ray               07/24/98      34,192 (b)            6.03                10.63             6.03           7.75 yrs
Senior Vice President-
Underwriting

J. Landis Graham             07/24/98      19,567 (b)            6.03                10.63             6.03           7.75 yrs
Senior Vice President-
Claims

     (a) The actions taken with respect to Mr. Anderson's options were taken pursuant to the Anderson Employment Agreement described above under "Election of Directors - Certain Transactions" and were part of an inducement for him to join the Company.

     (b)  See "Report of the Compensation Committee" below.

Change in Control Agreements

          The Named Executives each have severance agreements which are automatically extended for one additional year from each December 31st unless sooner terminated by the Company. The severance agreements provide for the payment of benefits if the Named Executive is actually or "constructively" terminated following a change in control of the Company. A "change in control of the Company" is generally deemed to occur if: (A) any person becomes the beneficial owner of 25% or more of the Company's voting securities; (B) during a two-year period the majority of the Board of Directors of the Company changes without approval by two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously approved; (C) the shareholders of the Company approve a merger or consolidation with another company in which the Company's voting securities do not continue to represent at least 75% of the surviving entity; or (D) the shareholders approve a liquidation, sale or disposition of all or substantially all of the Company's assets.

         No benefits are payable if a Named Executive quits or is terminated for cause and no benefits beyond those otherwise provided by the Company are provided if a Named Executive is terminated by reason of death, disability or retirement.

          If, within two years following a change in control, a Named Executive is terminated by the Company for reasons other than cause, or if the Named Executive terminates employment for "good reason," the Named Executive will be paid a lump sum cash payment in an amount equal to two times the Named Executive's base salary; provided, however, such payment shall not be less than
1.25 times the amount reported on the Named Executive's Form W-2 issued by the Company with respect to the year preceding the date of actual or constructive termination. In the event such payment would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code, such payment shall be reduced to the extent necessary to make the entire payment deductible. Under the terms of the Anderson Employment Agreement described above under "Election of Directors - Certain Transactions," if Mr. Anderson is terminated without cause, he will be entitled to the greater of, (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his change in control agreement.

          The GMSP Transaction constituted a "change in control of the Company" solely for purposes of the severance agreements when GMSP became the beneficial owner of 25% or more of the Company's voting securities. However, no payments are due at this time since no Named Executives were terminated by the Company, and no Named Executives terminated employment for "good reason."

Compensation Committee Interlocks and Insider Participation

          The members of the Company's Compensation Committee until February of 1998 were John C. Goff, Joseph D. Macchia, and Joel C. Puckett. Members of that committee from February, 1998 have been John C. Goff, Robert J. McGee, Jr., Harden Wiedemann, and John H. Williams, Chairman. Mr. Puckett continued to serve on the committee until July 1998.

          No executive officer of the Company served as a member of the compensation committee of or as a director of another entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

Report of the Compensation Committee

          The 1998 year was a transition year for the Company. During the year the Company had a change in the person holding each of the positions of Chairman of the Board, President and Chief Executive Officer. The new Chief Executive Officer introduced a new operating plan which was adopted by the Board. Additionally, on August 28, 1998 the Company announced that the Board had embarked on a strategic alternatives review process to seek out additional ways to maximize shareholder value, including the possible sale of the Company. These events affected the compensation received by (i) the persons who served as Chief Executive Officer of the Company during the year and (ii) the four other most highly compensated executive officers of the Company.

          The policy of the Compensation Committee (the "Committee") for 1998 was to offer competitive compensation packages in order to (i) secure a Chief Executive Office capable of leading the Company into a new phase of its development for the benefit of its shareholders and (ii) retain key employees during the Board's strategic review process. With the strategic review process culminating in the consummation of the Goff Moore Strategic Partners, L.P. transaction on October 4, 1999, the Committee will be setting compensation policies designed to motivate its executive officers to meet Company goals for enhancement of shareholder value through internal growth and acquisitions.

          The compensation of $95,109 received by Joseph D. Macchia, former Chief Executive Officer of the Company, for his services during the period from January 1 to April 17, 1998, the date of his resignation from all positions held with the Company, was established based on his 1997 salary plus a cost of living increase and included an amount for accrued vacation.

          On April 17, 1998, Glenn W. Anderson assumed the position of President and Chief Executive Officer of the Company under the Anderson Employment Agreement described under "Election of Directors - Certain Transactions" which was approved by the unanimous vote of the Board. The terms of Mr. Anderson's employment were based on arms length negotiations prior to Mr. Anderson agreeing to join the Company and the competition for experienced insurance executives qualified for service as President and Chief Executive Officer of the Company.

          The need to retain the services of the four most highly paid executive officers other than the Chief Executive Officer (the "Staff Executives"), as well as other executives and employees, during the Company's strategic alternatives review process resulted in a review of compensation policies. This review led to the termination of the Company's Executive Incentive Compensation Plan, which formerly had been the primary source of short term cash incentive compensation for the Staff Executives. That plan was replaced during the year by short term incentive programs, tied to performance during the second six months of the year. The bonus payments to the Staff Executives disclosed in the Summary Compensation Table reflect the amounts earned under these programs. Mr. Anderson did not participate in these programs because his bonus compensation for 1998 had been fixed by the Anderson Employment Agreement.

          The policies of the Committee call for the inclusion in the compensation packages of Company executives of not only competitive salary and short term incentive elements, but also an element providing incentive through the long-term enhancement of Common Stock value. The Committee determined that this latter element was no longer being met by previously granted stock options because of developments in the transition period that followed the change in Chief Executive Officer described above and a drop in the market price of the Common Stock, and that equity incentives were needed in order to induce the Staff Executives to remain in the employ of the Company during this period of unusual uncertainties and to motivate them as the Company restructured under the leadership of the new Chief Executive Officer. The Committee concluded that the needed equity incentives could be best provided by reducing the exercise price of options granted under the 1995 Stock Option Plan as shown above under "Executive Compensation - Ten Year Options/SAR Repricings," and no other options were granted to the Staff Executives in 1998. The repricing formula adopted by the Committee also resulted in the number of options held by the Staff Executives being reduced by the same proportion that the exercise price was reduced. The expiration date of the options was unchanged. The Company's 1998 Long-Term Incentive Plan prohibits the repricing of options granted thereunder. No stock options or other awards were granted under the 1998 Long-Term Incentive Plan in 1998.

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), denies a deduction with respect to the aggregate compensation of a company's chief executive officer and its four other highest compensated officers with respect to compensation which exceeds $1,000,000 in the aggregate for any taxable year for any one of such employees. Compensation resulting from the grant, exercise or disposition of awards is potentially subject to the Code
Section 162(m) limitation, while certain "qualified performance based compensation" is excepted from the Section 162(m) limitation. Although it is the basic policy of the Committee to attempt to preserve the deductibility of compensation provided by the Company, its ability to do so depends on the timing of the need to provide compensation awards and other factors beyond the control of the Committee. The option granted to Mr.

Anderson under the Anderson Employment Agreement does not satisfy the requirements of Section 162m because it was impracticable to obtain shareholder approval thereof prior to his joining the Company. The Committee will continue to consider available alternatives, if any, to preserve the deductibility of compensation and benefits to the extent reasonably practicable under the circumstances.

                                        John H. Williams, Chairman
                                        John C. Goff
                                        Bobby J. McGee, Jr.
                                        Harden H. Wiedemann

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graph on Page 20 shall not be incorporated by reference into any such filings.

Share Investment Performance

          The following graph shows changes over the past five-year period in the value of $100.00 invested in: (1) the Company's Common Stock; (2) the Standard & Poor's Property-Casualty Insurance Index; and (3) the Standard & Poor's 500 Index. The year-end value of each one of the hypothetical investments is based on share price appreciation plus stock dividends plus cash dividends, with the cash dividends reinvested on the date they were paid. The calculations exclude trading commission and taxes. Total shareholder returns for each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                       Five-Year Cumulative Total Return
                        Value of $100 Invested 12/31/93
                      For Fiscal Years Ended December 31


                       [PERFORMANCE GRAPH APPEARS HERE]


                     --------------------------------------------------
                      GAINSCO, INC.    S&P P&C INDEX     S&P 500 INDEX
     ------------------------------------------------------------------
         1993             $100              $100              $100
     ------------------------------------------------------------------
         1994             $100              $105              $101
     ------------------------------------------------------------------
         1995             $153              $141              $139
     ------------------------------------------------------------------
         1996             $130              $172              $170
     ------------------------------------------------------------------
         1997             $116              $245              $227
     ------------------------------------------------------------------
         1998              $84              $223              $291
     ------------------------------------------------------------------

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                               (Proposal No. 2)

          Action is to be taken by the shareholders at the Meeting with respect to the approval of the selection, by the Company's Board of Directors, of KPMG LLP to be the independent auditors of the Company for the current fiscal year. KPMG LLP, or its predecessor, has served as the Company's independent auditors since 1984. The Company has been advised that KPMG LLP has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG LLP.

          A representative of KPMG LLP will be present at the Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF SUCH APPOINTMENT.


                      ACTION TO BE TAKEN UNDER THE PROXY

          The accompanying proxy will be voted "FOR" the election of the nine persons recommended by the Board of Directors and named under "ELECTION OF DIRECTORS" as nominees for director of the Company and "FOR" approval of the appointment of KPMG LLP as the Company's independent auditors unless the proxy is marked in such a manner as to withhold authority to so vote. The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. The Board of Directors knows of no matters, other than the election of directors and the approval of the appointment of KPMG LLP to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.


                   DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

          Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2000 annual meeting of shareholders of the Company, a proposal must be received at the principal executive offices of the Company on the date in the year 2000 that corresponds to the date that is not less than 120 calendar days before the date that this Proxy Statement was released to shareholders in connection with the 1999 annual meeting. However, if the date of the 2000 annual meeting of shareholders changes by more than 30 days from the date of the 1999 meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

          If a proposal is submitted outside the process provided by Rule 14a-8, shareholder proposals must meet the requirements of Section 2.12 of the Bylaws of the Company. Section 2.12 of the Bylaws provides that to be timely, a proposal must be delivered to or mailed and received not less than 50 days nor more than 75 days prior to the meeting; provided, that, if less than 65 days notice or public disclosure of the meeting is given or made to shareholders, notice must be received not later than the close of business on the 15/th/ day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.


                                ANNUAL REPORTS

Form 10-K

          The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998, and all amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Such report was filed with the SEC on March 31, 1999, and amended thereafter. Requests for copies of such report should be directed to Investor Relations, 500 Commerce Street, Fort Worth, Texas 76102, (817)336-2500. This form 10-K Report, as well as the Company's other filings with the SEC may be read and copied at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

1998 Annual Report to Shareholders

          The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1998 has been mailed to Shareholders of record at the Record Date. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING. YOU MAY ALSO VOTE YOUR SHARES BY USING THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE ENCLOSED FORM OR PROXY.

                                 PROXY BY MAIL

                                                                PLEASE MARK
                                                                YOUR VOTES [ X ]
                                                                 LIKE THIS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, AND IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                           FOR     WITHHELD                                                          FOR     AGAINST    ABSTAIN
1. Election of Directors  [  ]       [  ]             2. Appointment of independent accountants.     [  ]      [  ]      [  ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below)

01 Glenn W. Anderson, 02 J. Randall Chappel, 03 Daniel J. Coots, 04 John C. Goff, 05 Robert J.
McGee, Jr., 06 Joel C. Puckett, 07 Sam Rosen, 08 Harden H. Wiedemann, and 09 John H. Williams.
                                                                                                           Change
                                                                                                             of      [  ]
                                                                                                           Address

---------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
---------------------------------------------------------------------

                                                        ======================
                                                            COMPANY NUMBER:

                                                             PROXY NUMBER:

                                                            ACCOUNT NUMBER:
                                                        =======================

Signature                       Signature                       Date
         ----------------------          ----------------------     ---------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, pleae give full title as such.

                FOLD  AND DETACH HERE AND READ THE REVERSE SIDE

                    --------------------------------------
                         VOTE BY TELEPHONE OR INTERNET
                         QUICK *** EASY *** IMMEDIATE
                    --------------------------------------

                                 GAINSCO, INC.

 . You can now vote your shares electronically through the Internet or the telephone.
 . This eliminates the need to return the proxy card.
 . Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.


TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                 PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                  -------------------------------------------
                                ELECTRONICALLY
                                --------------

                                 GAINSCO, INC.

P             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 9, 1999
R
     The undersigned hereby appoints Joel C. Puckett, Glenn W. Anderson and
O Daniel J. Coots, and each of them, proxies with full power of substitution and with discretionary authority, to vote all share of Common Stock that
X the undersigned is entitled to vote at the Annual Meeting of Shareholders of GAINSCO, INC. to be held on December 9, 1999, at 9:00 a.m. at the
Y Renaissance Worthington Hotel, 200 Main Street, Fort Worth, Texas 76102, or at any adjournment therof, hereby revoking any proxy heretofore given. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.


                       (USE ONLY FOR CHANGE OF ADDRESS)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The undersigned hereby acknowledges receipt of the Notice of the aforesaid Annual Meeting.

                 (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE